UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2020

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.05 per share	CULP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This report attached hereto contain “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements.  Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements, except as required by law, to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise.  Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding potential acquisitions, future economic or industry trends, or future developments.  There can be no assurance that the company will realize these expectations, meet its guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on our business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely.  The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations.  Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products.  Changes in tariffs or trade policy, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States.  Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places.  Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets.  The impact of public health epidemics on employees, suppliers, and the global economy, such as the coronavirus pandemic currently impacting operations around the world, could also adversely affect our operations and financial performance.  In addition, the impact of potential goodwill or intangible asset impairments could affect our financial results.  Finally, increases in market prices for petrochemical products can significantly affect the prices we pay for raw materials, and in turn, increase our operating costs and decrease our profitability.  Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 12, 2019 for the fiscal year ended April 28, 2019, and our subsequent periodic reports filed with the Securities and Exchange Commission.

Explanatory Note

On April 6, 2020, Culp, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) disclosing the March 31, 2020, sale of its majority ownership interest in eLuxury, LLC.  At the time of the filing of the Form 8-K, the Company was unable to provide a preliminary estimate of certain charges and credits associated with write-offs of certain assets and liabilities (excluding goodwill and tradename) of eLuxury resulting from the sale transaction.  On April 16, 2020, eLuxury completed a preliminary closing of its books through the date of the sale transaction.  Accordingly, this Form 8-K/A amends the April 6, 2020 Form 8-K to include a preliminary estimate of certain write offs, as well as certain other information relating to amounts received by the Company at closing or expected to be received in the future as a result of the sale transaction.

In addition, the April 6, 2020, Form 8-K discloses the decision by the Company’s board of directors to approve a temporary reduction in the compensation of each of the Company’s named executive officers.  This Form 8-K/A amends the April 6, 2020, Form 8-K to clarify the language used to describe this temporary reduction in order to more closely reflect the adjustments made to compensation of the named executive officers.

Except as described below, all other information in the April 6, 2020, Form 8-K remains unchanged.

Item 2.05 – Costs Associated with Exit or Disposal Activity

In connection with the Company’s previously disclosed sale of its majority ownership interest in eLuxury, LLC (“eLuxury”), (i) the Company received $509,500 at closing as an accelerated repayment of principal amounts previously loaned to eLuxury, together with outstanding interest, under a loan agreement between the Company and eLuxury, and the Company forgave approximately $300,000 of borrowings payable by eLuxury to the Company under this loan agreement; (ii) the Company entered into an amended and restated credit and security agreement with eLuxury and Sam Tucker, LLC, as the minority owner of eLuxury (together, the “Borrowers”), pursuant to which the Borrowers agreed to repay an additional $1 million previously loaned to eLuxury within thirty days of the closing of the sale transaction (and which amount is secured by the assets of both Borrowers); and (iii) eLuxury agreed to pay approximately $613,000 within sixty days of the sale transaction in satisfaction of certain trade accounts payable due from eLuxury to the Company.  As previously disclosed, the Company also entered into certain supply and royalty arrangements with eLuxury that are designed to preserve an important sales channel for the Company’s core products and support the ongoing growth of eLuxury’s business-to-business sales platform

All assets and liabilities of eLuxury as of the closing of the sale transaction were retained by eLuxury, including without limitation the $1 million remaining loan payable to the Company discussed above, as well as the $925,000 liability relating to the subordinated loan payable between eLuxury and Sam Tucker, LLC.  As a result, the Company now estimates that it will incur a pre-tax charge ranging from $7.5 million to $9.0 million associated with the write off of eLuxury’s assets and liabilities in connection with the sale transaction, which includes the previously disclosed non-cash charge of approximately $6.6 million for goodwill and tradename assets associated with the Company’s ownership interest in eLuxury.  This charge will be reflected in the Company’s results for the fourth quarter of fiscal 2020 and represents the Company’s preliminary best estimate of the potential full amount of write-downs that will be incurred in connection with the sale transaction.  If this preliminary estimate changes in the future in a material way, an adjustment will be reflected in future filings and reported financial results.  The Company does not currently expect to incur future cash expenditures in connection with the sale transaction.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 1, 2020, in response to the impacts of the COVID-19 pandemic on the Company’s business, the Company’s board of directors approved a temporary reduction in compensation for each of the Company’s named executive officers, as follows:  (1) for each of the Executive Chairman and the Chief Executive Officer, a reduction in an amount equal to 50% of the amount of such officer’s base salary, with such reduction funded first through the elimination of 100% of the Company’s contributions to the supplemental non-qualified deferred compensation plan for such officer, and thereafter funded from a reduction in such officer’s base salary; (2) for each of the President, Culp Upholstery Fabrics, and the Executive Vice President, Chief Financial Officer, and Treasurer, a reduction in an amount equal to 25% of the amount of such officer’s base salary, with such reduction funded first through the elimination of 100% of the Company’s contributions to the supplemental non-qualified deferred compensation plan for such officer, and thereafter funded from a reduction in such officer’s base salary; and (3) a 10% reduction in the base salary for the Corporate Controller, Assistant Treasurer, and Assistant Secretary.  The board of directors also approved a temporary elimination of the quarterly cash retainer payable to non-employee directors during this temporary period.

The board of directors and the compensation committee of the board will evaluate these temporary compensation actions at their respective regular quarterly meetings or as otherwise deemed necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated:  April 21, 2020

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